                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF

                      THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):  October 23, 1996



                              DESTEC ENERGY, INC.
            (Exact name of registrant as specified in its charter)

        DELAWARE                      1-10592                   38-2875546
  (State of Incorporation)       (Commission File No.)       (I.R.S. Employer
                                                             Identification No.)



                        2500 CITYWEST BLVD., SUITE 150
                             HOUSTON, TEXAS 77042
         (Address of principal executive offices, including zip code)



              Registrant's telephone number, including area code:
                                (713) 735-4000


                                NOT APPLICABLE
         (Former Name or Former Address, if changed since last report)
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ITEM 2.         OTHER EVENTS.

          On October 23, 1996, Destec Energy, Inc. (the "Company") reported net income of $18,263,000 for the quarter ended September 30, 1996, compared with net income of $14,684,000 for the same period in 1995.

          The Company also announced that revenues for the third quarter 1996 were $147,338,000, compared with $100,545,000 for the third quarter 1995. Third quarter earnings per share for 1996 and 1995, respectively, were 33 cents, based on 56,017,000 weighted average shares outstanding, and 25 cents, based on 58,750,000 weighted average shares outstanding. The Company stated that the primary difference in shares outstanding is the result of Destec's stock repurchase program.

          The above discussion does not purport to be complete and is in all respects qualified in its entirety by reference to the Company's News Release dated October 23, 1996, a copy of which is filed as an exhibit to this report.

ITEM 7.         FINANCIAL STATEMENTS AND EXHIBITS.

          The following item is filed as an exhibit to this current report on Form 8-K:

          99 News Release of the Company dated October 23, 1996.
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                                  SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    DESTEC ENERGY, INC.


                                        /s/ MARIAN M. DAVENPORT
                                    By: ________________________________
                                        Marian M. Davenport
                                        Vice President, General Counsel
                                        and Secretary



Date: October 28, 1996